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KPMG

     2400 First Indiana Plaza
     135 North Pennsylvania Street
     Indianapolis, IN 46200-2452




                              CONSENT OF KPMG LLP



THe Board of Directors
Thermwood Corporation:



We consent to the use of our report included herein and to the reference or our firm under the heading "Experts" in the prospectus.



/s/ KPMG LLP

Indianapolis, Indiana
February 26, 1999